Exhibit 99.1

SUBSCRIPTION AGREEMENT

Jesters Resources, Inc.
201-6188 Patterson Ave.
Burnaby, British Columbia
Canada V5H 2M1

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________(__________) shares of Common Stock of Jesters Resources, Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Ms. Yanhua Xu solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Xu.

     MAKE CHECK PAYABLE TO: Jesters Resources, Inc.

     Executed this _____day of ___________________, 2007.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

____________ X $0.10 ____________	=	US$
Number of Shares Purchased		Total Subscription Price

Form of Payment:	Cash:_______Check #: _________________Other: _____________________

JESTERS RESOURCES, INC.

By: ________________________________________

Title: ______________________________________